SUB-ITEM 77Q3

AIM Structured Value Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 2/28/2009
File number:  811-09913
Series No.:   9

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                       $    71
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                       $    13
        Class C                       $     4
        Class R                       $     1
        Class Y                       $     5
        Institutional Class           $ 2,409


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.1724
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.1176
        Class C                        0.1176
        Class R                        0.1541
        Class Y                        0.1770
        Institutional Class            0.1916


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           220
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                            57
        Class C                            29
        Class R                             4
        Class Y                            29
        Institutional Class            12,698


74V.  1 Net asset value per share (to nearest cent)
        Class A                          5.57
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                          5.57
        Class C                          5.57
        Class R                          5.57
        Class Y                          5.58
        Institutional Class              5.58